EXHIBIT 15.4
INDEPENDENT AUDITORS’ CONSENT
      We consent to the incorporation by reference in previously filed Registration Statements of Korea Electric Power Corporation (“KEPCO”) on Form F-3 (No. 33-99550 and No. 333-9180) of our report dated March 9, 2005 of Korea South-East Power Co., Ltd., appearing in the Annual Report on KEPCO’s Form 20-F for the year ended December 31, 2004.
Ahn Kwon & Co.
Seoul, Korea
Dated: June 30, 2005

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